Exhibit 99.1

FOR IMMEDIATE RELEASE

COMPANY CONTACT:
Robert L. LaPenta, Jr.
Vice President and Chief Accounting Officer
(609) 387-7800 ext. 1216

BURLINGTON COAT FACTORY REPORTS
FIRST QUARTER SALES

Burlington, NJ- September 3, 2003- Burlington Coat Factory Warehouse Corporation (NYSE-BCF) announced today that net sales for the first quarter ended August 30, 2003 were $530.0 million compared with $506.1 million for the comparative period ended August 31, 2002, a 4.7% increase. These results reflect a 1.6% comparative store sales decrease over the comparative period in the prior year. Comparative store sales decreased 1.8% in June, decreased 0.9% in July, and decreased 2.0% in August compared with the same periods last year.

During the first quarter of fiscal 2004, the Company opened eleven Burlington Coat Factory stores. The Company closed its seven Decelle stores and two Burlington Coat Factory stores. The Company intends to convert five of the Decelle locations to other stores.

Burlington Coat Factory operates 337 stores in 42 states principally under the name "Burlington Coat Factory".